As filed with the Securities and Exchange Commission on January 19, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

 WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Anika Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	04-3145961
(State or other jurisdiction of	(I.R.S. Employer Identification No.
incorporation or organization)

32 Wiggins Avenue
Bedford, Massachusetts	01730
(Address of principal executive offices)	(Zip code)

Anika Therapeutics, Inc. 2021 Inducement Plan

(Full title of the plan)

Cheryl R. Blanchard

President and Chief Executive Officer

Anika Therapeutics, Inc.

32 Wiggins Avenue

Bedford, Massachusetts 01730

(781) 457-9000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:
Michael H. Bison		David Colleran
Goodwin Procter LLP		Anika Therapeutics, Inc.
100 Northern Avenue		32 Wiggins Avenue
Boston, MA 02110		Bedford, MA 01730
(617) 570-1933		(781) 457-9261

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

STATEMENT OF INCORPORATION BY REFERENCE

This Registration Statement on Form S-8 registers 125,000 additional shares of the Registrant’s common stock, $0.01 par value per share (“Common Stock”), to be issued under the Registrant’s 2021 Inducement Plan, as amended (the “Plan”). The additional shares represent an increase in the number of shares of Common Stock reserved for issuance under the Plan, which increase was previously approved by the Registrant’s Board of Directors on December 22, 2023.

The additional shares described above are of the same class as other securities relating to the Plan for which the Registrant previously filed a registration statement on Form S-8 with the U.S. Securities and Exchange Commission (the “Commission”) on November 5, 2021 (File No. 333-260821) (the “Prior Registration Statement”). The information contained in the Prior Registration Statement, as filed with the Commission, is hereby incorporated by reference pursuant to General Instruction E to Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit Number	Description

4.1	Certificate of Incorporation of Anika Therapeutics, Inc. (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on June 6, 2018)
4.2	Bylaws of Anika Therapeutics, Inc. (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K filed on June 6, 2018)
5.1	Opinion of Goodwin Procter LLP
23.1	Consent of Deloitte & Touche LLP
23.2	Consent of Goodwin Procter LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on the signature page of this registration statement)
99.1	Anika Therapeutics, Inc. 2021 Inducement Plan (as amended on December 22, 2023)
107	Filing Fee Table

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bedford, Commonwealth of Massachusetts, as of January 19, 2024.

ANIKA THERAPEUTICS, INC.

/s/ Cheryl R. Blanchard
Cheryl R. Blanchard
President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Cheryl R. Blanchard and David Colleran, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments, including post-effective amendments and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act of 1933 to this registration statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Cheryl R. Blanchard Cheryl R. Blanchard	Chief Executive Officer, President and Director (Principal Executive Officer)	January 19, 2024
/s/ Michael L. Levitz Michael L. Levitz	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	January 19, 2024
/s/ Jeffery S. Thompson Jeffery S. Thompson	Director and Chair of the Board of Directors	January 19, 2024
/s/ Sheryl L. Conley Sheryl L. Conley	Director	January 19, 2024
/s/ Gary P. Fischetti Gary P. Fischetti	Director	January 19, 2024
/s/ John B. Henneman, III John B. Henneman, III	Director	January 19, 2024
/s/ Glenn R. Larsen Glenn R. Larsen	Director	January 19, 2024
/s/ Stephen O. Richard Stephen O. Richard	Director	January 19, 2024
/s/ Susan L. N. Vogt Susan L. N. Vogt	Director	January 19, 2024